EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated June 4, 1999 in the Registration Statement on Form SB-2 of Capital Media Group Limited dated December 30, 1999. We also consent to the references to us under the heading "Experts" in such Document.

Paris, December 29, 1999

/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers